BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)          441 VINE STREET               JOANN M. STRASSER
JAMES R. CUMMINS              CINCINNATI, OHIO 45202         AARON A. VANDERLAAN
ROBERT S BROWN                TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN          TELECOPIER (513) 381-2125               OF COUNSEL
LYNNE SKILKEN                                                    GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN

         .........
                                                     February 18, 2000


AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

RE:      AMERIPRIME ADVISORS TRUST,  FILE NOS. 333-85083 AND 811-09541

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 6 to the Registration Statement of the AmeriPrime Advisors Trust (the "Trust".)

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based  upon  the   foregoing,   we  are  of  the  opinion   that  after
Post-Effective Amendment No. 6 is effective for purposes of federal and applicable state securities laws, the shares of StoneRidge Bond Fund, StoneRidge Small Cap Equity Fund, StoneRidge Equity Fund, Monteagle Opportunity Growth Fund, Monteagle Value Fund, Monteagle Large Cap Fund, Monteagle Fixed Income Fund, Enhans RT SPDR Fund, Enhans RT Sector Fund, Ensemble Community Flagship Fund, Ensemble Community Technology Fund, Ensemble Partners Equity Fund and the Cloud, Neff Capital Appreciation Fund, each a series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of such Funds, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 6 to the Registration Statement.

         .........                                   Very truly yours,

         .........                                            /s/

                                              Brown, Cummins & Brown Co., L.P.A.